Exhibit 10.3

DECEMBER 17, 2018	US$1,000,000

THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (“NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE LAWS OF HONG KONG, S.A.R, THE LAWS OF THE BRITISH VIRGIN ISLANDS OR ANY OTHER JURISDICTION’S SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS OR EXEMPTIONS UNDER SUCH LAWS, OR (ii) IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS. THIS NOTE IS BEING ISSUED PURSUANT TO THAT CERTAIN WAIVER AND MODIFICATION NO. 1 TO LOAN AND SECURITY AGREEMENT AMONG (INTER ALIA) MAKER, GROUP PARENT AND HOLDER OF EVEN DATE WITH THIS NOTE (THE “LOAN AGREEMENT”), THE RIGHT OF HOLDER THEREIN TO EXCHANGE UP TO $1,000,000 OF ITS “SCHEDULE 2 LOAN” FOR ORDINARY SHARES OF GROUP PARENT (AN OBLIGOR OF MAKER’S OBLIGATIONS UNDER THE LOAN AGREEMENT).

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

BORQS HONG KONG LIMITED, a company incorporated under the laws of Hong Kong with registration number 1151010 and its registered address its principal place of business at Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong (“Maker”), for value received, promises to pay to Partners for Growth V, L.P., a Delaware limited partnership (“Holder”) the principal sum of One Million Dollars (the “Principal Amount”) on December 17, 2023 or immediately upon Holder demand after the occurrence of an Event of Default under the Loan Agreement that is continuing or upon the Schedule 2 Loan Maturity Date. Capitalized terms used but not defined herein are used with the meanings given to them in the Loan Agreement, as amended. The terms of the Loan Agreement shall govern this Note and are incorporated by reference herein and Holder shall have the benefit of its terms whether or not the Loan Agreement is then in effect. All Maker Obligations under the Loan Agreement, including those under this Note, are unconditionally guaranteed by Borqs International Holding Corp, a Cayman Islands company with Cayman entity no. 192127, the direct parent company of Maker. Group Parent is joined to this Note as set forth in Section 14.

1. Payments.

(a) The interest rate payable hereunder shall be 12.00%, per annum, payable monthly on the basis set forth in Section 1 of the Schedule to the Loan Agreement. Any accrued and unpaid interest on this Note will be due and payable on the day that all principal is due and payable, whether on the Schedule 2 Loan Maturity Date, by acceleration or upon conversion as set forth in Section 3 hereof.

(b) Payment shall be made in lawful tender of the United States in immediately available funds, and shall be credited first to accrued interest then due and payable with the remainder applied to principal. This Note may be prepaid to the extent permitted under the Loan Agreement, subject to the contemporaneous issuance of the “Prepayment Warrant” to Holder as specified herein.

2. Ranking. This Note and all principal, interest and other amounts, if any, payable hereunder shall rank senior in right of payment to all other Maker, Borrower and Group Parent Indebtedness, save for Indebtedness to the Senior Lender named in the Loan Agreement, for so long as Indebtedness to the Senior Lender remains outstanding and unpaid.

3. Conversion.

(a) This Note may be converted at any time upon election by Holder into Group Parent’s ordinary shares (the “Conversion Shares”).

(b) The basis on which this Note may convert into Conversion Shares is dollar-for-dollar at a conversion price equal to $4.79 per share (the “Conversion Price”) such that if this Note were converted in whole it would convert into 208,768 Conversion Shares.

(c) Upon its receipt of Holder’s notice of conversion, Group Parent shall cause (and Maker shall procure) at Group Parent’s or Maker’s expense, to be issued in the name of and delivered to Holder, a certificate, certificates or other evidence of the Conversion Shares to which Holder is entitled upon such conversion.

(d) Group Parent shall reserve and keep available out of its authorized but unissued capital such number of Conversion Shares as shall from time to time be sufficient to effect conversion of this Note into Conversion Shares. Group Parent will not, by amendment of its Memorandum and Articles of Association, shareholders or other agreements between Group Parent and its investors or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, dividend or other distribution of cash or property, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Maker and Group Parent, but will at all times in good faith assist in the carrying out of all the provisions hereof, and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holder as set forth herein against impairment.

4. Prepayment. This Note may be prepaid on the basis set forth in Schedule 2 to the Loan Agreement, but expressly subject to the contemporaneous issuance by Group Parent of one or more Warrants in Holder’s favor to acquire that number of Conversion Shares as would be acquirable at the Conversion Price by the dollar amount of the Note prepaid (such warrant, the “Conversion Warrant”). The Conversion Warrant shall be in form and substance substantially identical to the form of Conversion Warrant appended to this Note as “Attachment I”.

5. Conversion Adjustments.

(a) Adjustments. The basis on which this Note may convert shall be subject to adjustment from time to time in accordance with this Section 5.

(b) Subdivisions, Combinations and Stock Dividends. If Group Parent shall at any time subdivide by split-up or otherwise, its securities of the same type as the Conversion Shares into a greater number of Conversion Shares, or issue additional Group Parent securities as a dividend, bonus issue or otherwise with respect to any Conversion Shares, the Conversion Price (and/or number of Conversion Shares) in effect immediately prior to such subdivision or share dividend or bonus issue shall be proportionately reduced. Conversely, in case the Conversion Shares of Group Parent shall be combined into a smaller number of Group Parent securities, the Conversion Price (and/or number of Conversion Shares) in effect immediately prior to such combination shall be proportionately increased.

(c) Reclassification, Exchange, Substitutions, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of Conversion Shares, Holder shall be entitled to receive, upon conversion of this Note, the number and kind of securities and property that Holder would have received in exchange for the securities that would have been issued on conversion if this Note had been converted immediately before such reclassification, exchange, substitution, or other event. Group Parent or its successor shall promptly issue to Holder a certificate setting forth the number and kind of such new securities or other property issuable upon exchange or exercise of this Note as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class and series of securities issuable upon exchange or exercise of this Note. The certificate shall provide for adjustments (as determined in good faith by Group Parent’s Board, as “Board” is defined in the Loan Agreement) which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 including, without limitation, adjustments to the Conversion Price and number of Conversion Shares. The provisions of this Section 5(c) shall similarly apply to successive reclassifications, exchanges, substitutions, or other similar events.

(d) Notices of Record Date, Etc. In the event that Group Parent shall:

(1) declare or propose to declare any dividend upon any equity, whether payable in cash, property, stock or other securities and whether or not a regular cash dividend, or

(2) offer for sale any additional securities of Group Parent, or

(3) effect or approve any reclassification, exchange, substitution or recapitalization of the capital of Group Parent, including any subdivision or combination of its outstanding units, or a consolidation or merger of Group Parent with, or sale of all or substantially all of its assets to, another corporation, or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors), or

(4) offer holders of registration rights the opportunity to participate in any public offering or registrations of Group Parent’s securities, then, in connection with such event, Group Parent shall give to Holder:

(i) at least ten (10) days prior written notice of the date on which the books of Group Parent shall close or a record shall be taken for such a dividend or offer in respect of the matters referred to in (1) or (2) above, or for determining rights to vote in respect of the matters referred to in (3) above; and

(ii) in the case of the matters referred to in (3) above, at least ten (10) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, the date on which Holders of units shall be entitled thereto and the terms of such dividend, and such notice in accordance with clause (2) shall also specify the date on which Holders of units shall be entitled to exchange their units for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the terms of such exchange. Each such written notice shall be given by first class mail, postage prepaid, addressed to Holder of this Note at the address of Holder; and

(iii) in the case of the matter referred to in (4) above, the same notice as is given or required to be given to Holders of such registration rights.

(e) Adjustment by Board. If any event occurs that does not fall within the generic terms used in this Section 5 (such as merger, amalgamation or reorganization) but is within the rationale of adjustment provisions generally in warrants as maintaining the economic value of this Note and Conversion Shares relative to other holders of securities of the same class and series as the Conversion Shares, then the Board shall make an adjustment in the application of such provisions so that the effect of such event on the rights and economics of Holder are not disadvantaged relative to the rights and economics of other holders of securities of the same class and series as the Conversion Shares, generally.

(f) Officers’ Statement as to Adjustments. Whenever the Conversion Price is required to be adjusted as provided in this Section 5, Group Parent shall forthwith file at the office of its registered agent in the British Virgin Islands, with a copy to Holder notice parties set forth in Section 11 hereof, a statement, signed by the Chief Executive Officer or Chief Financial Officer of Maker or Group Parent, as the case may be, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment.

(g) Issue of Securities other than Conversion Equity. In the event that at any time, as a result of any adjustment made pursuant to Section 5, Holder thereafter shall become entitled to receive any securities of Group Parent, other than Conversion Shares, thereafter the number of such other securities so receivable upon exchange of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained in Section 5.

5. Events of Default. An Event of Default shall be deemed to have occurred under this Note if an Event of Default has occurred under the Loan Agreement (whether or not any particular Loan is outstanding at the time of such Event of Default) or any other Loan Document (each, an “Event of Default”).

6. No Offset Rights. Group Parent may not offset any amounts due or claimed to be due from Holder to Group Parent against amounts due to Holder under this Note.

7. Costs and Expenses. Group Parent promises to pay all reasonable costs and expenses incurred, including reasonable attorneys’ fees, incurred by Holder in connection with the enforcement of Holder’s rights hereunder and collection of any amounts due under, this Note. Group Parent hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument, except for notices to which Group Parent is expressly entitled under this Note.

8. Successors and Assigns. This Note shall be binding upon, and shall inure to the benefit of, Maker, Group Parent and Holder and their respective successors and assigns; provided, however, that neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Maker or Group Parent without the prior written consent of Holder. Holder may, upon notice only, assign its right to convert this Note in whole or in part to an Affiliate, subject only the assignee executing such documents and agreements as Holder would be required to execute and deliver if it had converted this Note in whole or in part.

9. Modifications and Amendments; Reissuance of Note. This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by Maker, Group Parent and Holder. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Holder. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction, or mutilation of this Note and of an unsecured agreement of indemnity reasonably satisfactory to Maker, and upon surrender or cancellation of this Note, if mutilated, Maker and Group Parent will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed, or mutilated Note.

10. Remedies Cumulative. Each and every right, power and remedy herein given to Holder, or otherwise existing, shall be cumulative and not exclusive and be in addition to all other rights, powers and remedies now or hereafter granted (including, without limitation, other rights of set-off under applicable law) or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Holder.

11. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given in the manner set forth in the Loan Agreement, addressed as follows:

if to Holder, at

Partners for Growth V, L.P.

1660 Tiburon Blvd., Suite D

Tiburon, CA 94920

Attention: Andrew Kahn

Email: notices@pfgrowth.com

with a copy (not constituting notice) to

Greenspan Law Office

Attn: Benjamin Greenspan, Esq.

620 Laguna Road

Mill Valley, CA 94941

Fax: (415) 738-5371

Email: ben@greenspan-law.com

or

if to Maker, Guarantor or Group Parent, at

c/o Borqs Hong Kong Limited

Attn: Anthony K. Chan, Chief Financial Officer

Office B, 21/F, Legend Tower

7 Shing Yip Street, Kwun Tong

Kowloon, Hong Kong S.A.R.

Email: akchan@borqs.com

or at such other address and facsimile number as Holder shall have furnished to Maker in accordance with this Section 11.

12. Waiver. Holder shall not by any act (except by a written instrument in accordance with Section 10 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13. Miscellaneous; Interpretation. The terms of the Loan Agreement are incorporated by reference herein and shall provide the basis for Holder’s rights and remedies so long as this Note (or any part hereof if prepaid in part) is outstanding. This Note is intended to supplement the Loan Agreement terms in relation to the terms of this Note. In the event of any direct conflict between the terms of this Note and the terms of the Loan Agreement, except as to the issue date of this Note and where expressly set forth herein to the contrary, the terms of the Loan Agreement and such other Loan Document shall control (whether or not the Loan Agreement or such other Loan Document is then in effect). Without limiting the foregoing, the terms governing this Note in relation to late payment and fees payable in connection therewith are as set forth in the Loan Agreement (whether or not the Loan Agreement is then in effect). “Dollars” and “$” mean the lawful currency of the United States.

14. Execution by Group Parent. Notwithstanding anything to the contrary set forth in the Loan Agreement and this Note, Group Parent is joined to this Note (i) in its capacity as an Obligor under the Loan Agreement, and (ii) to document Group Parent’s obligation to issue its ordinary shares upon conversion of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, Guarantor and Group Parent have caused this Note to be executed and delivered, signed on the date first set forth above.

Executed and Delivered as a Deed by		)	PARTNERS FOR GROWTH V, L.P. (COMPANY SEAL)
BORQS Hong Kong Limited		)

Acting by:			By

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan		Name:
Title:	Sole Director		Title:	Manager, Partners for Growth V, LLC,
its General Partner

in the presence of :

/s/ Anthony Chan
Witness name: Anthony Chan
Witness occupation: CFO

Executed and Delivered as a Deed by		)
BORQS International Holding Corp		)

Acting by:

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Director
in the presence of:

/s/ Anthony Chan
Witness name: Anthony Chan
Witness occupation: CFO

Executed and delivered as a deed by		)
Borqs Technologies, Inc.		)
Acting by its duly authorised director		)		/s/ Pat Sek Yuen Chan
Name: Pat Sek Yuen Chan

Attachment I – Conversion Warrant